UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 27, 2022, the Board of Directors (the “Board”) of The Singing Machine Company, Inc. (the “Company”) increased the number of directors to eight and appointed Messrs. Bernardo Melo, James Turner and Kenneth Cragun as directors, effective immediately. Messrs. Melo, Turner and Cragun will serve as members of the Board until the next annual meeting of the Company’s stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal.

Following are the resumes of our new directors:

Bernardo Melo, age 45, has been with the Company since February 2003. Mr. Melo was appointed as Chief Revenue Officer on April 22, 2022 and has served as the Vice President of Global Sales and Marketing (“VP of Sales”) since 2008. During his tenure at the Singing Machine, Mr. Melo has overseen the sales and operations of the music division as well as managed the customer service department. Before taking over the responsibility of VP of Sales, Mr. Melo held dual roles with the Company managing the operations, licensing and sales of the music division while concentrating on hardware sales for the Latin America and Canada market as well as key U.S. accounts such as Walmart. Prior to joining the Company, Mr. Melo held a consulting role for Rewards Network formerly Idine. Mr. Melo’s assignment during his tenure was improving their operational procedures while increasing efficiencies and lowering operating cost. Mr. Melo also worked at Coverall North America as Director of Sales managing a startup initiative for the company covering 15 regional office and 40 sales reps across North America focusing on franchise sales. Overall Mr. Melo has over 15 years of sales, marketing and management experience.

The Board has concluded that Mr. Melo is qualified to serve on the Board of Directors because of his extensive sales experience and industry knowledge.

James M. Turner, age 46, has served as the Deputy General Counsel and Vice President of Legal Affairs at BitNile Holdings, Inc. (“BitNile”) since April 2021. Mr. Turner has also served on a part-time basis as the Deputy General Counsel and Vice President of Legal Affairs at Alzamend Neuro, Inc. and Avalanche International, Corporation since April 2021.

Prior to joining BitNile, Mr. Turner spent approximately 19 years practicing law, including the last 10 as a partner, at Sichenzia Ross Ference LLP, a law firm in New York. His firm practice focused on corporate and securities law, including initial public offerings and secondary transactions, mergers and acquisitions, private investment fund formations, corporate governance and securities law compliance. Mr. Turner represented numerous public and private companies in private equity financing transactions, debt and venture capital offerings, domestic mergers, stock and assets acquisitions and other reorganization transactions. Mr. Turner received B.A. degrees from Elmira College in political science and international relations, and his J.D. degree from American University, Washington College of Law, where he was a member of the American University International Law Review.

The Board has concluded that Mr. Turner is qualified to serve on the Board of Directors because of his extensive legal experience involving corporate transactions and comprehensive knowledge of securities laws and corporate governance requirements applicable to listed companies.

Kenneth S. Cragun, age 61, has served as Chief Financial Officer of BitNile since August 19, 2020. Prior to his appointment as Chief Financial Officer, Mr. Cragun served as BitNile’s Chief Accounting Officer since October 1, 2018. Mr. Cragun has served as the Chief Financial Officer of Ault Disruptive Technologies Corporation, an NYSE listed SPAC, since its incorporation in February 2021. Mr. Cragun has been the Senior Vice President of Finance or Chief Financial Officer of Alzamend Neuro, Inc., a development stage entity seeking to prevent, treat and cure Alzheimer’s Disease, since October of 2018. He served as a CFO Partner at Hardesty, LLC, a national executive services firm since October 2016. His assignments at Hardesty included serving as CFO of CorVel Corporation, a $1.1 billion market cap publicly traded company (NASDAQ: CRVL) and a nationwide leader in technology driven, healthcare-related, risk management programs and of RISA Tech, Inc. a private structural design and optimization software company. Mr. Cragun was also CFO of two NASDAQ-listed companies, Local Corporation, from April 2009 to September 2016, which operated Local.com, a U.S. top 100 website, and Modtech Holdings, Inc., from June 2006 to March 2009, a supplier of modular buildings. Prior thereto, he had financial leadership roles with increasing responsibilities at MIVA, Inc., ImproveNet, Inc., NetCharge Inc., C-Cube Microsystems, Inc, and 3-Com Corporation. Mr. Cragun serves on the board of directors and Chairman of the Audit Committee of Verb Technology Company, Inc. (NASDAQ: VERB). Mr. Cragun began his professional career at Deloitte. Mr. Cragun holds a Bachelor of Science degree in accounting from Colorado State University-Pueblo. Mr. Cragun’s industry experience is vast, with extensive experience in fast-growth environments and building teams in more than 20 countries. Mr. Cragun has led multiple financing transactions, including IPOs, PIPEs, convertible debt, term loans and lines of credit.

The Board has concluded that Mr. Cragun is qualified to serve on the Board of Directors because of his extensive financial and accounting experience in diversified industries as well as his history serving on the boards of public companies.

In accordance with the Company’s compensation package for non-employee directors, Messrs. Turner and Cragun are eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. The Board has determined that Messrs. Turner and Cragun satisfies the definition of “independent” director, including, without limitation, the applicable requirements of the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended.

Messrs. Turner and Cragun were recommended for nomination by BitNile, the Company’s majority stockholder, and evaluated and nominated by the Company’s Nominating and Corporate Governance Committee. There are no arrangements or understandings between Messrs. Melo, Turner and Cragun and any other persons pursuant to which Messrs. Melo, Turner and Cragun were appointed directors of the Company, and there are no family relationships between Messrs. Melo, Turner and Cragun and any director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Messrs. Melo, Turner and Cragun, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 27, 2022. Other than the indemnification agreement, Messrs. Melo, Turner and Cragun have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 7.01 Regulation FD Disclosure.

On July 28, 2022, the Company issued a press release announcing the appointment of Messrs. Melo, Turner and Cragun to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued on July 28, 2022.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2022

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer